UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 25, 2018

Commission file number 0-11129
Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

As of July 25, 2018, Community Trust Bank, Inc. (“CTB”), the bank subsidiary of Community Trust Bancorp, Inc.  (“CTBI”), entered into a Consent Order with the Board of Governors of the Federal Reserve System (“FRB”).  Pursuant to the Consent Order, the FRB ordered CTB to cease and desist and take certain affirmative actions related to specified deposit add-on products. Among the required actions are the following: (i) continuation of actions to correct specified violations of the Federal Trade Commission Act; (ii) development of a plan designed to ensure that CTB’s marketing, servicing and billing of deposit account add-on products or similar products comply with applicable law and the terms of the Consent Order; (iii) development of a plan to strengthen the CTB Board of Directors’ oversight of CTB’s compliance risk management program; (iv) adoption of a plan to enhance the consumer compliance risk management program to facilitate compliance of the marketing, processing and servicing of consumer products and services offered through third parties with consumer protection laws and regulations; and (v) establishment of a restitution plan to reimburse accountholders who did not receive all component benefits of specified deposit add-on products.

The Consent Order requires CTB to deposit an amount of not less than $4.75 million in a segregated account for the purpose of funding restitution, although the actual amount of such reimbursement may vary from the deposited amount. As CTBI previously disclosed in a Form 8-K filed on June 14, 2018, CTBI increased its related accrual from $1.2 million to $4.75 million on June 14, 2018 based on communications with regulatory agency representatives.  As a result of the increased accrual, a charge to earnings was reflected in the second quarter 2018 financial results of $2.8 million after-tax, or $0.16 per share.

A copy of the Consent Order is attached hereto as Exhibit 99.1.  The above description of the Consent Order is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Consent Order

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	July 26, 2018	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer